EXHIBIT 10.2

ASSIGNMENT OF CONTRACT RIGHTS AND OBLIGATIONS

Assignment dated November 29, 2004 between Duane Bennett ("Assignor") and Bluesky Systems, Corp., a Pennsylvania Corporation ("Assignee").

WHEREAS, Assignor is a party to that certain agreement dated August 27, 2003, captioned "Lessard Property Management Services, Inc. Residential Property Management Agreement," a copy of which is attached hereto as Exhibit A;

WHEREAS, Assignor has reorganized the ownership of one of the properties under management by Lessard Property Management Services, Inc. ("Lessard") so that such property is now owned by Assignee, and now desires to transfer the rights and obligations under Lessard's agreement (Exhibit A) to the Assignee as well; and

WHEREAS, Assignee would like to receive an assignment of both the rights and obligations of Lessard's Agreement (Exhibit A);

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which both parties hereby acknowledge, the parties agree as follows:

1. Assignor hereby assigns its rights and obligations under Lessard's Agreement (as set forth in Exhibit A) to the following limited extent: the assignment of rights and obligations shall apply only to the apartment house located at 192 School Street, Chicopee, Massachusetts. Assignor shall retain all other rights and obligations not specifically pertaining to the apartment house at 192 School Street.

2. Assignee hereby agrees to receive and honor the foregoing assigned rights and obligations.

3. Said assignment is expressly conditioned on Lessard's written approval and consent of same.

4. Once Lessard approves and consents to this assignment, Assignor shall be released from and held harmless from all liability or obligations assigned by this Assignment, and shall have no further legal responsibility for them. Likewise, upon Lessard's approval and consent, Assignor releases and holds harmless Assignee and Lessard from all liability or obligations to Assignee, and waives all further claims arising from or related to the rights assigned herein.

IN WITNESS WHEREOF, the parties have signed this agreement below.

BLUESKY SYSTEMS, CORP. (Assignee)  Assignor

/s/ Duane Bennett     /s/ Duane Bennett
By: Duane Bennett, President   Duane Bennett, in his individual capacity

On behalf of Lessard Property Management Services, Inc., I am authorized to approve and consent to the foregoing assignment, effective as of the date first appearing above.

LESSARD PROPERTY MANAGEMENT
SERVICES, INC.

/s/ Paul D. Lessard
By: Paul D. Lessard, President